FOURTH AMENDMENT TO LOAN AGREEMENT


     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of January 22, 1999, by and between TITAN MOTORCYCLE CO. OF AMERICA, a Nevada corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of April 10, 1998 ("Loan Agreement").

     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

     1. Paragraph 2.1(c) is hereby amended by adding the following at the end thereof:

          "Notwithstanding the foregoing, but still subject to the Maximum Amount, Lender agrees to permit outstanding borrowings under the Line of Credit to exceed the amount otherwise available under the lending formulas set forth Section 2.1 of this Agreement by an amount not to
          exceed  Seven  Hundred  Fifty  Thousand  Dollars   ($750,000.00)  (the
          "Overadvance") on the condition that the Overadvance (and availability for borrowings thereunder) shall be reduced by and repaid (i) promptly upon receipt by borrower of the net proceeds of any infusions of equity or equity offerings, by amount equal to 50% of such net proceeds, and (ii) to the extent not fully reduced and repaid pursuant to clause (i) hereof, on
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          Wednesday of each week in amounts of $125,000.00  each (or such lesser amount as may be required on any such Wednesday to reduce to zero and repay in full the Overadvance), commencing on May 5, 1999 until repaid in full. Revolving Loans made under the Line of Credit shall be made first under the applicable lending formulas against Eligible Inventory and Eligible Accounts and then under the Overadvance, and repayments of principal under the Line of Credit shall be applied, in inverse
          order.   Interest  on  the  outstanding   principal   balance  of  the
          Overadvance shall accrue at a rate per annum (computed on the basis of a 360 day year) equal to 2.50% above the Prime Rate in effect from time to time, and shall be payable at the times and place interest is otherwise payable under the Line of Credit note. As a condition of Lender's agreement herein, Borrower shall cause Frank Keery and Barbara Keery to execute and deliver to Lender (contemporaneously with the execution of this Amendment) a Continuing Guaranty in form and content acceptable to Lender whereby Frank Keery and Barbara Keery shall guarantee repayment of a portion of the Overadvance in the principal amount of $375,000.00. Nothing in this Section shall obligate Lender to permit any overadvance other than the Overadvance or imply any such obligation." 2. Borrower shall pay to Lender a non-refundable fee for the Overadvance in the amount of $7,500.00, which shall be fully earned as of and payable on the date of this Amendment.

     3. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.

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     4. Borrower hereby remakes all representations and warranties  contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and except as Set forth in this Amendment, there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

TITAN MOTORCYCLE CO. OF                      WELLS FARGO BANK,
AMERICA                                      NATIONAL ASSOCIATION

By: /s/ Robert P. Lobban                     By: /s/ Gerald W. Widasky
    --------------------------                   -------------------------------
Title: Chief Financial Officer               Title: Vice President
       -----------------------                      ----------------------------

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